UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Settlement of Threatened Litigation Relating to the Merger

On or about November 1, 2018, a purported individual shareholder of Pilgrim Bancshares, Inc. (“Pilgrim”) sent a demand letter (the “Demand”) to the Board of Directors of Pilgrim (the “Board”). The Demand alleged that the Board breached certain fiduciary duties in connection with the Agreement and Plan of Merger, dated July 25, 2018, by and among Pilgrim, Hometown Financial Group, MHC and Hometown Financial Group, Inc. (collectively, “Hometown”), pursuant to which Pilgrim would merge into Hometown Financial Group, Inc. (the “Transaction”). The Demand also alleged that the October 29, 2018 proxy statement related to the Transaction (the “Proxy Statement”) omitted certain information regarding the Transaction. The Demand asked the Board to “cure” the alleged breaches of fiduciary duties and alleged omissions from the Proxy Statement. The Demand further threatened the commencement of litigation if the Board does not take the requested actions.

Solely to avoid the costs, risks, nuisance and uncertainties inherent in litigation and to allow Pilgrim shareholders to vote on the proposals required in connection with the proposed Transaction with Hometown at the Pilgrim special meeting of shareholders to be held on December 11, 2018 (the “Special Meeting”), Pilgrim hereby supplements the disclosures contained in the Proxy Statement (the “Additional Disclosures”). The Additional Disclosures are set forth below and should be read in conjunction with the Proxy Statement.

In light of the Additional Disclosures, the purported shareholder who sent the Demand has agreed to withdraw the Demand and forego any litigation against Pilgrim or the Board regarding the Transaction. The purported shareholder’s legal counsel has reserved the right to seek an award of attorneys’ fees. The agreement to make the Additional Disclosures will not affect the Transaction consideration to be paid to Pilgrim shareholders or the timing of the Special Meeting.

Pilgrim and the Board vigorously deny the Demand’s allegations of breach of fiduciary duties, that the Proxy Statement is deficient in any respect, and/or that the Additional Disclosures are material or required. Pilgrim and the Board believe the allegations in the Demand lack any merit, that the Board at all times acted consistently with its duties under Maryland law, and that the Additional Disclosures do not provide information required by the federal securities laws or that is material to the decision of the Pilgrim shareholders as to how to vote their shares at the Special Meeting. As noted above, the Additional Disclosures are being made solely to eliminate the burden, expense, and nuisance of potential litigation, and to avoid any possible delay to the closing of the Transaction that might arise from litigation. Nothing in this document shall be deemed an admission of the legal necessity or materiality under any applicable laws for any of the disclosures set forth herein.

SUPPLEMENT TO PROXY STATEMENT

The following disclosures are intended to supplement the section of the Proxy Statement referenced therein and should be read in conjunction with the Proxy Statement. Page references in the following disclosures are to the Proxy Statement, and defined terms used, but not otherwise defined, in the following disclosures shall have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Pilgrim makes the following Additional Disclosures:

The following disclosure supplements the section captioned “Certain Prospective Financial Information Provided by Pilgrim Bancshares” beginning on page 25 of the Proxy Statement by adding such disclosure at the end of the second sentence of the second full paragraph on page 26 of the Proxy Statement.

The prospective financial information for Pilgrim Bancshares that was provided to KBW (but not Hometown Financial) by Pilgrim Bancshares’ management and utilized and relied upon by KBW, also included an assumed long-term earnings growth rate of 10% per year, including the years 2022, 2023 and 2024. In the discounted cash flow analysis of Pilgrim Bancshares performed by KBW in connection with its opinion, estimated excess cash flows that Pilgrim Bancshares could generate over the period from January 1, 2019 to 2023 as a stand-alone company were derived from the estimated asset and earnings data for Pilgrim Bancshares described in this paragraph, calculated generally as any portion of estimated earnings in excess of an amount assumed to be retained by Pilgrim Bancshares to maintain the assumed tangible common equity to tangible assets ratio of 9.0%. The estimated asset and earnings data for Pilgrim Bancshares described in this paragraph were as of July 24, 2018 and have not been updated for subsequent actual results or any forecast revisions or other changes in circumstances or events occurring after such date.

The prospective financial information set forth above was prepared for internal use and not prepared with a view to public disclosure and are being included in this supplemental disclosure only because the prospective financial information was provided to KBW and relied upon by KBW in performing its financial analysis for Pilgrim’s board of directors. The prospective financial information was not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information does not purport to present operations in accordance with U.S. generally accepted accounting principles, and Pilgrim’s registered public accounting firm has not examined, compiled or otherwise applied procedures to the prospective financial information and accordingly assumes no responsibility for them. The prospective financial information has been prepared by Pilgrim’s management. The inclusion of the prospective financial information in this supplemental disclosure should not be regarded as an indication that the prospective financial information will be predictive of actual future results, and the forecasts should not be relied upon as such. Neither Pilgrim nor any other person makes any representation to any of its security holders regarding its ultimate performance compared to the prospective financial information set forth above. Although presented with numerical specificity, the prospective financial information is not fact and reflects numerous assumptions and estimates as to future events made by Pilgrim’s management that Pilgrim’s management believed were reasonable at the time the prospective financial information was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to Pilgrim’s business, all of which are difficult to predict and many of which are beyond the control of Pilgrim’s management. Other persons attempting to project the future results of Pilgrim will make their own assumptions that could result in projections materially different than those above. In addition, the prospective financial information does not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the Transaction or any changes to Pilgrim’s operations or strategy that may be implemented after the consummation of the Transaction. Further, the prospective financial information does not take into account the effect of any failure to occur of the Transaction and should not be viewed as accurate or continuing in that context. Accordingly, there can be no assurance that the prospective financial information will be realized, and actual results may be materially greater or less than those reflected in the prospective financial information. Pilgrim does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the prospective financial information are shown to be in error. The above projections and prospective financial information are forward-looking statements. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

Additional Information

Pilgrim has provided its stockholders with a proxy statement and other relevant documents concerning the merger. Stockholders of Pilgrim are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they contain important information that should be considered before making any decision regarding the Transaction. Stockholders of Pilgrim can obtain a copy of the proxy statement, and any other relevant documents, without charge at the Securities and Exchange Commission website (http://www.sec.gov) or by directing a request to:

Francis E. Campbell

President and Chief Executive Officer

Pilgrim Bancshares, Inc.

40 South Main Street

Cohasset, Massachusetts 02025

Pilgrim and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pilgrim in connection with the proposed transaction. Information about the directors and executive officers of Pilgrim, their ownership of Pilgrim common stock along with additional information regarding the interests of such participants in the transaction and any agreements with such persons to vote shares of Pilgrim for approval of the proposed transaction with Hometown is contained in the proxy statement.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained herein or incorporated by reference in the Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Pilgrim’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Transaction, future financial and operating results, Pilgrim’s or the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. In addition to factors previously disclosed in Pilgrim’s reports filed with the Securities and Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to meet closing conditions to the proposed Transaction, including the requisite approvals by the shareholders of Pilgrim; delay in closing the Transaction; difficulties and delays in integrating the businesses of Pilgrim and Hometown or fully realizing cost savings and other benefits; business disruption following the proposed Transaction; the inability to sustain revenue and earnings growth; inflation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the financial performance of Pilgrim prior to closing; and the impact, extent and timing of technological changes.

For any forward-looking statements made herein or in the Proxy Statement, Pilgrim claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statement was made. Pilgrim does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date such forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the Transaction or other matters addressed in the Proxy Statement and attributable to Pilgrim or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein and in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.

DATE: December 3, 2018	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer